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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-100340) of our report dated February 15, 2002 relating to the consolidated financial statements and financial statement schedule, which appears in International Lease Finance Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP

Los Angeles, California
November 22, 2002